UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2014
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On May 29, 2014, Lions Gate Entertainment Corp. (the “Company,” “we,” “us” and “our”) issued a press release announcing our results of operations for the fiscal year ended March 31, 2014. The press release issued by us in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

Free Cash Flow

In our press release, we disclosed free cash flow of $258.3 million for the fiscal year ended March 31, 2014. Free cash flow is a non-GAAP financial measure, as defined in Regulation G promulgated by the Securities and Exchange Commission (the “SEC”). Net cash flows provided by operating activities was $252.5 million for the fiscal year ended March 31, 2014. A reconciliation of free cash flow to net cash flows provided by (used in) operating activities is included in Exhibit 99.1 and is incorporated herein by reference.

The non-GAAP financial measure, free cash flow, is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, less the decrease in restricted cash held in a trust for certain obligations until December 31, 2011. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

We believe that this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

EBITDA

In our press release, we disclosed EBITDA of $251.6 million and EBITDA, as adjusted, of $370.8 million for the fiscal year ended March 31, 2014. EBITDA and EBITDA, as adjusted, are non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. A reconciliation of both EBITDA and EBITDA, as adjusted, as defined to net income (loss), is included in Exhibit 99.1 and is incorporated herein by reference.

The non-GAAP financial measures, EBITDA and EBITDA, as adjusted, are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization.

EBITDA, as adjusted represents EBITDA as defined above adjusted for gain on sale of asset disposal group, loss on extinguishment of debt, stock-based compensation, administrative proceeding, acquisition related charges, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights ("SARs"). Administrative proceeding represents the settlement of an administrative order. Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit Entertainment. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed.

We believe EBITDA and EBITDA, as adjusted, to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. EBITDA and EBITDA, as adjusted, are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While we consider EBITDA and EBITDA, as adjusted, to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with GAAP. EBITDA and EBITDA, as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted, in the same manner and the measures, as presented, may not be comparable to similarly-titled measures presented by other companies.

Adjusted Income Before Income Taxes, Adjusted Net Income and Adjusted Earnings Per Share

In our press release, we disclosed adjusted income before income taxes of $304.2 million, adjusted net income of $217.9 million and adjusted basic and diluted earnings per share of $1.58 and $1.47, respectively, per share for the fiscal year ended March 31, 2014. Adjusted net income and adjusted earnings per share are non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. A reconciliation of adjusted income before income taxes to income before income taxes, as reported, adjusted net income to net income, as reported and adjusted earnings per share to earnings per share, as reported are included in Exhibit 99.1 and is incorporated herein by reference.

The non-GAAP financial measures, adjusted income before income taxes, adjusted net income, and adjusted earnings per share is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Adjusted income before income taxes is defined as income before income taxes, as reported, adjusted for the loss on extinguishment of debt, stock-based compensation, and administrative proceeding. Adjusted net income is defined as net income adjusted for the impact of changes in tax valuation allowance, loss on extinguishment of debt, net of tax, stock-based compensation, net of tax, and administrative proceeding. In order to reflect net income on a comparable basis, we have adjusted all periods to exclude the impact of changes in the valuation allowance from adjusted net income. A substantial portion of the Company’s valuation allowance was reversed in the year ended March 31, 2013 due to the expectation of the realization of the related net deferred tax assets in future tax returns. A further reduction in the valuation allowance related to the Company’s Canadian net deferred tax assets was reversed in the year ended March 31, 2014. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity-settled SARs. Administrative proceeding represents the settlement of an administrative order. Adjusted earnings per share, is defined as adjusted net income per weighted average shares outstanding.

We believe that these non-GAAP measures provide useful information to investors regarding our results as compared to historical periods. We use these measures, among other measures, to evaluate the operating performance of the Company. We believe that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income before income taxes, net income, basic and diluted earnings per share. Not all companies calculate adjusted income before income taxes, adjusted net income, and adjusted basic and diluted earnings per share in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.        Description
--------------         ---------------
99.1            Press Release dated May 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014            LIONS GATE ENTERTAINMENT CORP.

/s/ James W. Barge
James W. Barge
Chief Financial Officer